Exhibit 99.1

Press Release

TNS, Inc. Announces Third Quarter 2004 Financial Results

- Adjusted Earnings Increase 26.2% -

RESTON, Va. – October 21, 2004 –TNS, Inc. (NYSE: TNS), a leading provider of business-critical, cost-effective data communications services for transaction-oriented applications, today reported third quarter 2004 results.

Total revenue for the third quarter of 2004 increased 12.8% to $64.6 million from third quarter 2003 revenues of $57.2 million. Gross margin in the third quarter of 2004 of 51.5% increased 340 basis points from third quarter 2003 gross margin of 48.1%. Included in revenues and cost of sales for the third quarter 2004 is $1.4 million associated with the sale of equipment in Australia.  Excluding this sale, total revenue for the third quarter of 2004 increased 10.3% to $63.2 million, and gross margin in the third quarter of 2004 increased 450 basis points to 52.6%.

Third quarter 2004 GAAP net income attributable to common stockholders was $2.8 million, or $0.10 per share, versus a third quarter 2003 GAAP net loss attributable to common stockholders of $2.4 million, or $(0.19) per share. Earnings before interest, taxes, depreciation, and amortization (EBITDA) before stock compensation expense for the third quarter of 2004 increased 5.7% to $17.2 million from third quarter 2003 EBITDA before stock compensation expense of $16.2 million. Adjusted earnings for the third quarter of 2004 increased 26.2% to $6.8 million, or $0.25 per share, from third quarter 2003 adjusted earnings of $5.4 million, or $0.44 per share (EBITDA before stock compensation expense, adjusted earnings and adjusted earnings per share are non-GAAP measures.  See “Financial Measures” below for a discussion of these metrics).

As previously announced during the quarter, the Company won the following customer contracts:

•                  A renewal of the Global Payments agreement to deliver primary transaction network transport in the United States; and

•                  An agreement to build, design and manage XO Communications’ internal Signaling System 7 (SS7) network.

Jack McDonnell, Chairman and CEO, commented, “TNS’ third quarter earnings exceeded our expectations, with stronger than planned revenues in our international and financial services divisions offsetting lower POS revenue and contributing to a solid gross margin performance.  In Q3, we continued to balance careful central expense control with investment in technology to support our growth businesses and further develop new opportunities within the POS segment.  I congratulate the entire TNS team on the completion of a successful follow-on offering, and thank both our existing and new investors for their belief in our vision.”

Financial Review:

•                  Third quarter 2004 total revenue increased 12.8% to $64.6 million from third quarter 2003 revenue of $57.2 million. Included in revenue are the following components:

•                  Revenue from the International Services Division increased 60.7% to $20.6 million from third quarter 2003 revenue of $12.8 million.  Included in ISD revenues for the third quarter 2004 is $1.4 million associated with the sale of equipment in Australia.  Excluding this sale, total revenue for the third quarter of 2004 increased 49.7% to $19.2 million.  ISD revenue sharply increased through higher volumes from POS customers mainly in the U.K., Australia, France, Spain and Italy.

•                  Revenue from the Financial Services Division increased 25.3% to $6.5 million from third quarter 2003 revenue of $5.2 million through growth in the number of customer connections.

•                  Revenue from the Telecommunication Services Division increased 12.2% to $8.6 million from third quarter 2003 revenue of $7.7 million primarily through increased usage of call signaling services.

•                  Revenue from the POS Division decreased 8.5% to $28.9 million on 1.84 billion transactions from $31.5 million in third quarter 2003 on 2.07 billion transactions. The decrease in third quarter 2004 POS Division revenue is primarily due to lower transaction volumes with First Data Corp. The Company continues to negotiate the terms of an ongoing relationship with FDC, and the Company currently believes FDC is likely to remain a customer, though at reduced volumes.

•                  Third quarter 2004 gross margin of 51.5% increased 340 basis points from third quarter 2003.  Included in cost of sales for the third quarter 2004 is $1.4 million associated with the sale of equipment in Australia.  Excluding this sale, gross margin in the third quarter of 2004 increased 450 basis points to 52.6%.  This margin improvement reflects increased contribution from ISD and FSD as well as continued network cost improvements.

Separately, on October 1, 2004, the Company completed a follow-on offering of 5,250,000 shares of common stock at $20.00 per share in which the Company sold 1,084,744 shares and selling stockholders sold 4,165,256 shares.  The Company used its net proceeds of approximately $19.0 million to repay a portion of its long-term debt.

Total revenue for the first nine months of 2004 increased 14.6% to $185.7 million from 2003 revenues of $162.0 million.  Gross margin for the first nine months of 2004 of 50.9% increased 470 basis points from 2003 gross margin of 46.2%.  First nine months 2004 GAAP net loss attributable to common stockholders was $(0.9) million, or $(0.04) per share, versus 2003 GAAP net loss of $(13.1) million, or $(1.06) per share. EBITDA before stock compensation expense for the first nine months of 2004 increased 23.3% to $48.1 million from 2003 EBITDA before stock compensation expense of $39.0 million. Adjusted earnings for the first nine months of 2004 increased 63.1% to $17.7 million, or $0.77 per share, from 2003 adjusted earnings of $10.9 million, or $0.88 per share.

Outlook:

•                  Total revenue growth of 11–12.0% to $248.0-$250.0 million for the year ended December 31, 2004 versus $223.4 million for the year ended December 31, 2003.

•                  Adjusted earnings growth of 50-55% to $23.8- $24.6 million for the year ended December 31, 2004 versus $15.9 million for the year ended December 31, 2003.

Henry Graham, Executive Vice President and CFO, commented, “To date in 2004, we have achieved our growth objectives in our international, financial and telecommunications business, which now comprise 55% of our total revenue mix, further lessening the contribution of, and our reliance upon, our POS division.  For this year, we continue to target 11-12% revenue growth and 50-55% adjusted earnings growth as these divisions continue to capture their opportunities.  Further, we remain confident in our prospects for 2005, even given the assumption of the further declines in business from FDC, as our mix shifts away from domestic POS. We continue to pursue our initiatives in emerging POS markets and significant growth opportunities in our other divisions.  We are now engaged in our annual comprehensive budgeting process, and expect to provide more specific 2005 financial guidance with our year-end results report.”

Financial Measures

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release the Company presents EBITDA before stock compensation expense, adjusted earnings and adjusted earnings per share, which are non-GAAP measures. EBITDA is determined by taking income from operations and adding back certain non-cash items, including amortization of intangible assets, depreciation and amortization of property and equipment and stock compensation expense. Adjusted earnings is determined by taking pretax income or loss after equity in net loss of unconsolidated affiliate and adding back certain non-cash items, including amortization of intangible assets, stock compensation expense and the write-off of debt issuance costs, and the result is tax effected at a 38% rate. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors because these metrics provide a more focused measure of operating results. These metrics are an integral part of the Company’s internal reporting to measure operations of the Company and the performance of senior management. A reconciliation to comparable GAAP measures is available in the accompanying schedule. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Conference Call

TNS will host a conference call to discuss third quarter 2004 financial results on Thursday, October 21, 2004, at 5:00 p.m. Eastern Time.  The dial-in number for the conference call is (617) 847-8704, passcode # 32660133.  The call is also being webcast and there will be an accompanying slide presentation, which can be accessed at TNS’ web site at www.tnsi.com.  For those who cannot listen to the live broadcast, a replay of the call will be available from October 21, 2004 at 7:00 p.m. through November 21, 2004, and can be accessed by dialing (617) 801-6888, passcode # 99807611.

About TNS

TNS is one of the leading providers of business-critical, cost-effective data communications services for transaction-oriented applications and operates through its wholly owned subsidiary Transaction Network Services, Inc. TNS provides rapid, reliable and secure transaction delivery platforms to enable transaction authorization and processing across several vertical markets and trading communities.

Since its inception in 1990, TNS has designed and implemented multiple data networks, each designed specifically for the transport of transaction-oriented data. TNS’ networks support a variety of widely accepted communications protocols and are designed to be scalable and accessible by multiple methods. TNS’ network technologies have been deployed in the United States and internationally, and TNS’ network has become a preferred network servicing the trading community, wireless and wireline carriers, and the card processing and dial-up automated teller machine markets. For further information about TNS, please refer to www.tnsi.com.

The statements contained in this release that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including:  the Company’s reliance upon a small number of customers for a significant portion of its revenue; competitive factors such as pricing pressures; the Company’s ability to grow its business domestically and internationally by generating greater transaction volumes, acquiring new customers or developing new service offerings; fluctuations in the Company’s quarterly results because of the seasonal nature of the business and other factors outside of the Company’s control; the Company’s ability to identify, execute or effectively integrate future acquisitions; the Company’s ability to adapt to changing technology; additional costs related to compliance with the Sarbanes-Oxley Act of 2002, any revised New York Stock Exchange listing standards, Securities and Exchange Commission (SEC) rule changes or other corporate governance issues; and other risk factors described in the Company’s prospectus filed with the SEC on September 28, 2004.  In addition, the statements in this press release are made as of October 21, 2004.  The Company expects that subsequent events or developments will cause its views to change.  The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to October 21, 2004.

CONTACT:	TNS, Inc. Investor Relations	Lippert/Heilshorn & Associates
	Pam Bentley, 703-453-8509	Jody Burfening/Carolyn Capaccio
	investorrelations@tnsi.com	212-838-3777

TNS, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003

Revenues	$64,584	$57,245	$185,680	$161,996
Operating expenses:
Cost of network services	31,344	29,715	91,170	87,128
Engineering and development	3,748	2,416	10,680	8,385
Selling, general, and administrative	12,690	8,902	36,515	27,528
Depreciation and amortization of property and equipment	4,989	4,926	14,746	14,533
Amortization of intangible assets	6,151	6,285	20,855	18,856
Total operating expenses	58,922	52,244	173,966	156,430
Income from operations	5,662	5,001	11,714	5,566
Interest expense	(1,035)	(2,794)	(6,472)	(8,615)
Interest and other income	519	209	437	1,667
Income (loss) before income taxes and equity in net loss of unconsolidated affiliate	5,146	2,416	5,679	(1,382)
Income tax provision	(1,714)	(927)	(2,344)	(578)
Equity in net loss of unconsolidated affiliate	(682)	(24)	(780)	(24)
Net income (loss)	2,750	1,465	2,555	(1,984)
Dividends on preferred stock	—	(3,827)	(3,428)	(11,111)
Net income (loss) attributable to common stockholders	$2,750	$(2,362)	$(873)	$(13,095)

Basic net income (loss) per common share	$0.10	$(0.19)	$(0.04)	$(1.06)

Diluted net income (loss) per common share	$0.10	$(0.19)	$(0.04)	$(1.06)

Basic weighted average common shares outstanding	26,781,393	12,373,369	22,836,485	12,373,334

Diluted weighted average common shares outstanding	27,210,963	12,373,369	22,836,485	12,373,334

TNS, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$12,966	$11,074
Accounts receivable, net	47,537	41,490
Other current assets	10,683	7,457
Total current assets	71,186	60,021
Property and equipment, net	47,649	45,745
Goodwill and identifiable intangible assets, net	217,066	228,372
Other assets	14,919	8,221
Total assets	$350,820	$342,359

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$11,750	$28,731
Accounts payable, accrued expenses and other current liabilities	44,105	42,072
Deferred revenue	9,927	7,320
Total current liabilities	65,782	78,123
Long-term debt, net of current portion	66,510	121,664
Other liabilities	4,470	3,614
Total liabilities	136,762	203,401

Class A redeemable convertible preferred stock	—	176,470

Total stockholders’ equity (deficit)(1)(2)	214,058	(37,512)
Total liabilities and stockholders’ equity	$350,820	$342,359

(1)          The Company completed its initial public offering of 4,420,000 shares of common stock on March 16, 2004.  In connection with the IPO, the Company converted all of its outstanding Class A redeemable convertible preferred stock plus accrued and unpaid dividends into 9,984,711 shares of common stock.  As of September 30, 2004 TNS had 26,783,312 common shares outstanding.

(2)          The Company completed its follow-on offering of 1,084,744 shares of common stock on October 1, 2004.  As of October 1, 2004, TNS had 27,868,056 common shares outstanding.

TNS, Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003

Net income (loss)	$2,750	$1,465	$2,555	$(1,984)
Non-cash and working capital items	11,648	7,728	31,424	31,963
Net cash provided by operating activities:	14,398	9,193	33,979	29,979
Purchases of property and equipment	(8,192)	(3,857)	(16,396)	(11,121)
Purchase of Synapse assets from USWD	—	—	(6,077)	—
Purchase of vending assets from USWD	—	—	(3,748)	—
Investments in affiliated entities	(3,500)	—	(3,600)	(100)
Purchase of Openet S.r.l., net of cash acquired	—	—	—	(1,985)
Net cash used in investing activities:	(11,692)	(3,857)	(29,821)	(13,206)
Proceeds from issuance of long-term debt, net	—	—	84,531	—
Payment of refinancing costs	—	—	—	(588)
Repayment of long-term debt	(2,750)	(5,972)	(158,646)	(12,963)
Payment of dividend on preferred stock	—	—	(173)	—
Proceeds from stock option exercises	84	—	101	14
Net proceeds from issuance of common stock	—	—	71,516	—
Net cash used in financing activities:	(2,666)	(5,972)	(2,671)	(13,537)
Effect of exchange rates on cash and cash equivalents	513	(393)	405	(1,093)
Net increase (decrease) in cash and cash equivalents	553	(1,029)	1,892	2,143
Cash and cash equivalents, beginning of period	12,413	9,156	11,074	5,984
Cash and cash equivalents, end of period	$12,966	$8,127	$12,966	$8,127

TNS, Inc.

Reconciliation of Non-GAAP Information

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003

EBITDA before stock compensation expense:
Income from operations (GAAP)	$5,662	$5,001	$11,714	$5,566
Add back the following items:
Depreciation and amortization of property and equipment	4,989	4,926	14,746	14,533
Amortization of intangible assets	6,151	6,285	20,855	18,856
Stock compensation expense	360	20	798	74
EBITDA before stock compensation expense	$17,162	$16,232	$48,113	$39,029

Adjusted Earnings:
Income (loss) before income taxes and equity in net loss of unconsolidated affiliate (GAAP)	$5,146	$2,416	$5,679	$(1,382)
Add back the following items:
Equity in net loss of unconsolidated affiliate	(682)	(24)	(780)	(24)
Amortization of intangible assets	6,151	6,285	20,855	18,856
Other debt related costs (3)	—	—	2,022	—
Stock compensation expense	360	20	798	74
Adjusted earnings before income taxes	10,975	8,697	28,574	17,524
Income tax provision at 38%	4,171	3,305	10,858	6,659
Adjusted earnings	$6,804	$5,392	$17,716	$10,865

Weighted average common shares – diluted	27,210,963	12,373,369	23,145,771	12,373,334

Adjusted earnings per common share – diluted	$0.25	$0.44	$0.77	$0.88

(3) Represents the non-cash write-off of debt issuance costs associated with the early payoff of term debt in March 2004.

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